UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2024
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01. Entry into a Material Definitive Agreement.
Fourth Amended and Restated Limited Partnership Agreement
On June 3, 2024, National Storage Affiliates Trust (the “General Partner” or “NSA”) announced an agreement in principle for the internalization of its participating regional operator (“PRO”) structure. On May 30, 2024, as part of the implementation of this internalization, NSA, in its capacity as the general partner of NSA OP, LP, a Delaware limited partnership (the “Operating Partnership”), and the limited partners of the Operating Partnership entered into that certain Fourth Amended and Restated Limited Partnership Agreement (the “Fourth Amended and Restated LPA”), which amends and restates the existing Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of April 28, 2015, as amended. The Fourth Amended and Restated LPA will be effective as of July 1, 2024 (the “Effective Date”). As of the Effective Date, it is expected that all 12,101,055 outstanding subordinated performance units in our Operating Partnership and the Operating Partnership’s DownREIT subsidiaries (the “DownREIT Partnerships”), will be converted into an aggregate of 18,219,589 Class A common units of limited partner interest of the Operating Partnership (“Class A OP Units”) or units in the DownREIT Partnerships that are intended to be economically equivalent to the Class A OP Units, generally consistent with the formula set forth in the partnership unit designation (the “Partnership Unit Designation”) for each series of subordinated performance units.

Consistent with the transition from the current PRO structure, the Fourth Amended and Restated LPA, among other minor changes, removes all references to the General Partner’s PRO structure, including, but not limited to removing all references to: (i) each PRO and its key persons; (ii) each series of subordinated performance units; (iii) the payment of distributions on the subordinated performance units; and (iv) all PRO-related provisions.

NSA is negotiating with each PRO to acquire certain of their assets, including each PRO’s asset management and property management contracts, certain intellectual property and brands, and certain rights with respect to each PRO’s tenant insurance program, pursuant to which additional consideration will be issued in exchange for the acquisition of the above-mentioned assets and rights, which may include cash, additional Class A OP Units, and the termination of each PRO’s non-compete, non-solicitation and captive pipeline obligations. As a result of these transactions, it is expected that NSA will no longer pay any supervisory and administrative fees or reimbursements to the PROs. NSA plans to transition operations in a phased approach, which is expected to occur over the 12 month period following the Effective Date, and NSA anticipates it will execute new asset management and property management agreements with a number of the PROs for all or a part of this transitionary period at a newly negotiated management fee.

The description of the Fourth Amended and Restated LPA contained herein is qualified in its entirety by reference to the full text of the Fourth Amended and Restated LPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.         Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit Number	Description
10.1	Fourth Amended and Restated Limited Partnership Agreement
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer

Date: June 3, 2024